Exhibit 99.1

Harrington West to Present at RBC Capital Markets Financial Institutions
      Conference on September 20, 2006 at 9:00 a.m. Eastern Time

    SOLVANG, Calif.--(BUSINESS WIRE)--Sept. 13, 2006--Harrington West Financial Group, Inc. (Nasdaq:HWFG), the holding company for Los Padres Bank, FSB and its division Harrington Bank, today announced that Craig J. Cerny, Chairman and Chief Executive Officer, will be making a presentation on HWFG's strategic initiatives and financial performance at the RBC Capital Markets Financial Institutions Conference to be held at the Four Seasons Hotel, Boston on Wednesday, September 20, 2006 at 9:00 a.m. Eastern Time. This 30 minute presentation will be webcast via http://www.wsw.com/webcast/rbc55/hwfg/ or please go to Harringtonwest.com and click on the URL listed for the presentation's webcast.
    Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $149 million in assets under management or custody.

    CONTACT: Harrington West Financial Group, Inc.
             Craig J. Cerny, 480-596-6555
             Lisa F. Watkins, 805-688-6644